EXHIBIT 10.1

                          WHITMAN EDUCATION GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            EFFECTIVE OCTOBER 1, 1997



     SECTION I. PURPOSE

     The purpose of the Whitman Education Group, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of Whitman Education Group, Inc. (the "Company") and its subsidiaries an opportunity to purchase shares of common stock, no par value per share, of the Company (the "Common Stock") by increasing the employees' interest in the growth and success of the Company, and encourage such employees to remain with the Company and its subsidiaries.

     "Subsidiaries" as used herein shall mean corporations 100% of the capital stock of which is owned by the Company and such other related entities, the employees of which would qualify for eligibility in this Plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), as are designated to participate by the Company hereafter.

     SECTION II. ADMINISTRATION OF THE PLAN

     The Plan will be administered for the Company by the Compensation Committee of the Board of Directors (the "Committee"). The interpretation and decision with regard to any question arising under the Plan made by the Committee shall, unless overruled or modified by the Board of Directors of the Company, be final and conclusive upon all employees of the Company and its Subsidiaries participating in the Plan and any person claiming by or through any such employee.

     SECTION III. SHARES SUBJECT TO THE PLAN

     The shares of Common Stock of the Company which may be offered under the Plan, may be unissued stock, treasury stock or stock purchased by the Company. The number of shares of stock to be sold under the Plan shall not exceed 250,000 shares except as such number may be adjusted pursuant to Section XI hereof. All shares not purchased, and all shares not previously offered may be available for subsequent offers.

     SECTION IV. EMPLOYEES' ELIGIBILITY

     (A) All employees of the Company and its Subsidiaries shall be eligible to participate in the Plan except employees who, prior to the first day of the Purchase Period (as defined in Section V), have been employed less than 90 days. Notwithstanding anything herein to the contrary, no employee shall be granted a right to purchase under the Plan if such employee, immediately after the right to purchase is granted, owns stock (including stock which may be purchased under outstanding rights to purchase) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Subsidiaries. For the foregoing purposes, the rules of Section 424(d) of the Code shall apply in determining stock ownership. Nor shall any employee be granted a right to purchase which permits his rights to purchase stock under all Employee Stock Purchase Plans of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000.00) of the fair market value of such stock (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time.

     (B) For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and ability to exercise any purchase right.

     SECTION V. PURCHASE PERIODS

     Purchase Periods shall commence on each January 1, April 1, July 1 and October 1, or such other dates as the Committee or the Board of Directors of the Company may determine. Each Purchase Period shall consist of three (3) months, or such shorter or longer period as is determined by the Committee or the Board of Directors. At the commencement of the Purchase Period, the Company shall, subject to and within the limits of the Plan, make shares of Common Stock available under the Plan. Except as provided in Section IV of the Plan, all employees participating in an offering shall have the same rights and privileges to purchase Common Stock under the Plan.

     SECTION VI. PARTICIPATION

     Each eligible employee, at the commencement of each Purchase Period, shall be granted a right to purchase, which right shall provide that such employee may purchase as many full shares of the Common Stock as may be purchased in an amount not less than one percent (1%) or more than ten percent (10%) of the amount received as covered compensation by the employee during the Purchase Period. Covered compensation, as used herein, shall be the employee's base pay, commissions, overtime and all bonuses, except that an employee may elect, in accordance with procedures established by the Committee, to exclude from covered compensation any bonus paid to them. Notwithstanding the foregoing provisions, covered compensation shall not include income resulting from the exercise of stock options or stock appreciation rights; expense allowances, relocation payments, any amounts paid as severance pay; and any amounts not paid to the employee by the Company in cash.

    SECTION VII. PAYROLL DEDUCTIONS

     The shares of the Common Stock purchased under the Plan shall be paid for by payroll deductions, without the right of prepayment, during each applicable Purchase Period. Each eligible employee shall execute and deliver to the Company a Payroll Deduction Authorization in the form designated by the Committee at least 14 days prior to the commencement of any Purchase Period directing payroll deductions between one percent (1%) and ten percent (10%) of such employee's covered compensation, as defined in Section VI, for the Purchase Period, which authorization shall not be changed during the Purchase Period. No interest shall accrue on the amounts deducted. Employee payroll deductions will be maintained in a segregated employee payroll deduction account (the "Payroll Deduction Account").

     Balances remaining in an Employee's Payroll Deduction Account (being less than the purchase price for one whole share) will be carried forward into the next Purchase Period in the event the employee elects to participate in the subsequent Purchase Period; otherwise such balances will be returned to the employee. Such balances, in amounts of $10.00 or more at the termination of the Plan, may be supplemented by the employee to complete the purchase of an additional share of stock. Balances of less than $10.00 in an employee's Payroll Deduction Account at the termination of the Plan will be automatically refunded.

     SECTION VIII. PRICE

     The purchase price for a share of the Common Stock at the end of each Purchase Period shall be 90% of the fair market value of the Common Stock at the time the right to purchase is exercised. "Fair market value" shall mean, with respect to the value of the Common Stock, the closing price of the Common Stock as traded on the American Stock Exchange on the Purchase Date or on the last trading date preceding a Purchase Date. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which such prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

     SECTION IX. EXERCISE OF RIGHT TO PURCHASE AND ISSUANCE OF SHARES

     A participant shall be deemed to have exercised his right to purchase and have paid for his shares to the extent of his payroll deductions on the last day of any Purchase Period for which the employee has elected to participate, and such shares so purchased shall be issued to him as of such date and delivered to him as soon as practicable after such date. Only upon the issuance of such shares shall the participant have, with respect to such shares of stock, any rights as a stockholder of the Company. The Committee may, in its discretion, adopt a procedure pursuant to which shares purchased under the Plan are issued in the name of the Plan, a designated agent or the nominee of such agent in lieu of delivering shares purchased to participating employees at the end of each Purchase Period. In such case, employees will be fully vested with respect to all shares purchased by them notwithstanding the fact that the shares are in the custody of the Company, the agent or nominee and will be entitled to withdraw said shares on written request.

     SECTION X. NON-ASSIGNABILITY

     The rights of the participant shall not be transferable by him otherwise than by will or by the laws of descent and distribution, and such rights will be exercisable during his lifetime only by him.

     SECTION XI. ADJUSTMENT BY REASON OF CHANGES IN COMMON STOCK STRUCTURE

     If, after the effective date of the Plan, there shall be any changes in the Common Stock structure of the Company by reason of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares by reason of merger, consolidation, or by any other means, then the number of shares available for right to purchase and the shares subject to any such rights shall be equitably and appropriately adjusted by the Board of Directors of the Company as in its sole and uncontrolled discretion shall seem just and reasonable in the light of all the circumstances pertaining thereto.

     SECTION XII. TERMINATION OF EMPLOYMENT

     In the event of a participating employee's termination of employment prior to the last business day of a Purchase Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account will be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Committee may, in its discretion, designate. If, prior to the last business day of a Purchase Period, the Subsidiary by which an employee is employed will cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a designated Subsidiary under this Plan, the employee will be deemed to have terminated his employment for the purposes of this Plan.

     SECTION XIII. RIGHT TO TERMINATE EMPLOYMENT

     The Plan shall not confer upon any employee any right with respect to being continued in the employ of the Company and its Subsidiaries or to interfere in any way with the right of the Company and its Subsidiaries to terminate his or her employment at any time, nor shall it interfere in any way with the employee's right to terminate his or her employment.

     SECTION XIV. TERM

     The Plan shall be in effect through the Purchase Period ending September 30, 2002 and no right to purchase may be exercised after termination of the Plan. While it is intended that the Plan remain in effect for the period specified, the Board of Directors of the Company may terminate the Plan at any time in its discretion. If at any time the number of shares of stock authorized for purposes of the Plan is not sufficient to meet all unfilled purchase requirements, the Committee shall terminate payroll deductions and apportion the remaining available shares among participating employees for purchase under the Plan in such manner as it may deem equitable. Balances in employee payroll deduction accounts thereafter shall be refunded promptly and the Plan terminated.

     SECTION XV. AMENDMENT TO THE PLAN

     The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Code Section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code Section 423.

     SECTION XVI. AUTHORIZATION

     The Plan shall not become effective unless it is approved by a majority of the shareholders of Common Stock of the Company.

     SECTION XVII. LISTING; GOVERNMENTAL APPROVALS

     The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     SECTION XVIII. NOTIFICATION UPON SALE OF SHARES

     Each employee agrees, by participating in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the right pursuant to which such shares were purchased or one year after the transfer of such shares to the employee, so that the Company may take appropriate income tax deductions with respect to such transfer and otherwise comply with applicable federal, state and local income tax laws.

     SECTION XIX. COSTS OF PLAN

     The Company will pay all costs of administering the Plan, including the costs of brokerage fees, commissions and expenses, if any, for acquiring shares to be purchased under the Plan. All costs related to the employee's sale of shares acquired under the Plan will be borne by the employee.

     SECTION XX. GOVERNING LAW; VENUE; LIMITATIONS PERIOD

     The law of the State of Florida will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States. Any legal action or proceeding hereunder may be brought only within a period of three years from the date the claim was incurred, unless other applicable law would permit a longer period of time within which to bring an action. Any such legal action or proceeding may be initiated only in Dade County, Florida or the county in which the employer of the employee has its principal place of business. By participating in the Plan, the employee irrevocably (a) agrees to submit to the jurisdiction of the courts of Dade County, Florida, or of such other jurisdiction where the employer of the employee has its principal place of business, for the purposes of resolving any disputes with the Company, the Committee, or any other party relating to this Plan or any transaction contemplated hereby and (b) waives, to the fullest extent permitted by law, any objection which the employee may now hold or hereafter may have to the bringing of any suit, action or other proceeding arising out of or relating to this Plan in the aforementioned venue including, without limitation, any claim that Dade County, Florida, or the county in which the employer of the employee has its principal of business, is an inconvenient forum for bringing any such suit.